As filed with the Securities and Exchange commission on May 19, 2023
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
______________________
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________
State Street Corporation
(Exact name of registrant as specified in its charter)
_____________________

Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Congress Street
Boston	Massachusetts	02114
(Address of principal executive offices, and Zip Code)
_____________________
Amended and Restated 2017 Stock Incentive Plan
(Full Title of the Plan)
_____________________

David C. Phelan Executive Vice President, General Counsel State Street Corporation One Congress Street Boston, Massachusetts 02114
(Name and Address of Agent for Service)
(617) 786-3000
(Telephone Number, Including Area Code, of Agent for Service)
________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by State Street Corporation, a Massachusetts corporation (the “Registrant”), relating to an aggregate of 14,000,000 shares of common stock, $1.00 par value per share (“Common Stock”), issuable under the Registrant’s 2017 Stock Incentive Plan, as amended and restated by the Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Forms S-8 have previously been filed and are effective, consisting of (i) 6,775,000 shares that were approved for issuance by the Registrant’s shareholders and (ii) 7,225,000 shares returned to the 2017 Plan in accordance with the terms of such plan and eligible for future issuance. Accordingly, this Registration Statement incorporates by reference (1) the contents of the Registration Statement on Form S-8, File No. 333-233874, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on September 20, 2019 relating to the 2017 Plan; (2) the contents of the Registration Statement on Form S-8, File No. 333-218048, filed by the Registrant with the SEC on May 17, 2017 relating to the 2017 Plan; (3) the contents of the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, File No. 333-135696, filed by the Registrant with the SEC on May 17, 2017 relating to the 2017 Plan; (4) the contents of the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, File No. 333-160171, filed by the Registrant with the SEC on May 17, 2017 relating to the 2017 Plan; and (5) the contents of the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, File No. 333-183656, filed by the Registrant with the SEC on May 17, 2017 relating to the 2017 Plan; in each case, except to the extent amended or superseded by the contents hereof.

Item 8.	Exhibits.
The following exhibits are incorporated herein by reference:

Exhibit No.	Exhibit Description

4.1
Restated Articles of Organization, as amended (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-07511) for the quarter ended September 30, 2018 filed with the SEC on October 31, 2018 and incorporated herein by reference)

4.2	By-laws, as amended (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No.001-07511) filed with the SEC on December 16, 2022 and incorporated herein by reference)
5	Opinion of David C. Phelan
15	Acknowledgement Letter from Ernst & Young LLP for the quarter ended March 31, 2023
23.1	Consent of David C. Phelan (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1
Amended and Restated 2017 Stock Incentive Plan (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No.001-07511) filed with the SEC on May 19, 2023 and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 19th day of May, 2023.

STATE STREET CORPORATION

By:	/s/ Eric W. Aboaf
Name:	Eric W. Aboaf,
Title:	Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of State Street Corporation, hereby severally constitute and appoint Ronald P. O’Hanley, Eric W. Aboaf, Kimberly DeTrask, David C. Phelan and Jeremy Kream, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable State Street Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald P. O’Hanley	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	May 19, 2023
Ronald P. O’Hanley

/s/ Eric W. Aboaf	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	May 19, 2023
Eric W. Aboaf

/s/ Ian W. Appleyard	Executive Vice President, Global Controller and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2023
Ian W. Appleyard

Signature	Title	Date
/s/ Marie A. Chandoha	Director	May 19, 2023
Marie A. Chandoha

/s/ Patrick de Saint-Aignan	Director	May 19, 2023
Patrick de Saint-Aignan

/s/ DonnaLee A. DeMaio	Director	May 19, 2023
DonnaLee A. DeMaio

/s/ Amelia C. Fawcett	Director	May 19, 2023
Amelia C. Fawcett

/s/ William C. Freda	Director	May 19, 2023
William C. Freda

/s/ Sara Mathew	Director	May 19, 2023
Sara Mathew

/s/ William L. Meaney	Director	May 19, 2023
William L. Meaney

/s/ Sean O’Sullivan	Director	May 19, 2023
Sean O’Sullivan

/s/ Julio A. Portalatin	Director	May 19, 2023
Julio A. Portalatin

/s/ John B. Rhea	Director	May 19, 2023
John B. Rhea

/s/ Gregory L. Summe	Director	May 19, 2023
Gregory L. Summe